================================================================================

                           SCHEDULE 14A INFORMATION

              Proxy Statement Pursuant to Section 14(a) of the
                       Securities Exchange Act of 1934
                              (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12


                               LOOKSMART, LTD.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


                                     N/A
--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (4) Date Filed:

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Notes:

                           NOTICE OF ANNUAL MEETING

                                LOOKSMART, LTD.
                               625 Second Street
                        San Francisco, California 94107

Dear Stockholder:

   You are cordially invited to attend the annual meeting of stockholders of LookSmart, Ltd. ("LookSmart" or the "Company") to be held at our headquarters located at 625 Second Street, San Francisco, California, on Tuesday, June 12, 2001, at 10 a.m. local time. The annual meeting is being held for the following purposes:

  (1) To elect three directors for three-year terms expiring at the annual meeting of stockholders in 2004;

  (2) To ratify the appointment of the accounting firm PricewaterhouseCoopers LLP as the Company's independent auditors for the current fiscal year; and

  (3) To transact of any other business that may properly come before the annual meeting or any adjournment or postponement thereof.

   These items are fully discussed in the following pages, which are made part of this notice. Only stockholders of record on the books of the Company at the close of business on April 15, 2001, are entitled to vote at the annual meeting. A list of stockholders entitled to vote will be available for inspection at the offices of LookSmart, 625 Second Street, San Francisco, California, during ordinary business hours for the 10 days prior to the annual meeting.

   A copy of LookSmart's annual report for the year ended December 31, 2000, is enclosed with this notice. The annual report, proxy statement and enclosed proxy are being furnished to stockholders on or about April 30, 2001.

                                          By order of the board of directors,

                                          /s/ Martin E. Roberts

                                          Martin E. Roberts, Esq.
                                          Vice President, General Counsel and
                                          Secretary

April 30, 2001

-------------------------------------------------------------------------------

     Your vote is very important. Even if you plan to attend the meeting, PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY.

-------------------------------------------------------------------------------

                                PROXY STATEMENT
                                    FOR THE
                        ANNUAL MEETING OF STOCKHOLDERS

                                LookSmart, Ltd.
                               625 Second Street
                        San Francisco, California 94107

                               ----------------

                   INFORMATION ABOUT SOLICITATION AND VOTING

General

   The enclosed proxy is solicited by the board of directors of LookSmart for use in voting at the annual meeting of stockholders to be held at 10:00 a.m., local time, on Tuesday, June 12, 2001, at our headquarters located at 625 Second Street, San Francisco, California, and any postponement or adjournment of that meeting. The Company's telephone number is (415) 348-7000. The purpose of the annual meeting is to consider and vote upon the proposals outlined in this proxy statement and the attached notice.

   These proxy solicitation materials were mailed on or about April 30, 2001 together with the Company's annual report to all stockholders entitled to vote at the meeting.

Record Date and Outstanding Shares

   Only stockholders of record on the books of the Company at the close of business on the record date, April 15, 2001, will be entitled to vote at the annual meeting. As of the close of business on the record date, there were 91,804,272 shares of common stock outstanding and held of record by approximately 654 stockholders.

Voting and Solicitation

   Every stockholder voting in the election of directors may cumulate such stockholder's votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of shares held by such stockholder, or distribute the stockholder's votes on the same principle among as many candidates as the stockholder may select, provided that votes cannot be cast for more candidates than the number of directors to be elected. However, no stockholder shall be entitled to cumulate votes unless the candidate's name has been placed in nomination prior to the voting and the stockholder, or any other stockholder, has given notice at the meeting prior to the voting of the intention to cumulate the stockholder's votes. On all other matters, each share has one vote.

   When proxies are properly dated, executed and returned, the shares they represent will be voted at the annual meeting in accordance with the instructions of the stockholder. If no specific instructions are given, the shares will be voted FOR the election of the nominees for directors set forth herein and FOR ratification of the appointment of auditors. In addition, if other matters come before the annual meeting, the persons named in the accompanying form of proxy will vote in accordance with their best judgment with respect to such matters.

   The cost of soliciting proxies will be borne by the Company. Proxies may be solicited by the Company's officers, directors and regular employees, without compensation, personally or by telephone or facsimile.

Required Vote

   The three candidates for election as directors at the annual meeting who receive the highest number of affirmative votes entitled to vote at the annual meeting will be elected. The ratification of the independent auditors for the Company for the current year will require the affirmative vote of a majority of the shares of the Company's common stock present or represented and entitled to vote at the annual meeting.

Revocability of Proxies

   A proxy given pursuant to this solicitation may be revoked at any time before its use by delivering a written revocation to the Secretary of the Company, delivering a duly executed proxy bearing a later date or attending and voting in person at the annual meeting.

Quorum; Abstentions; Broker Non-Votes

   A quorum is required for the transaction of business during the annual meeting. A quorum is present when a majority of stockholder votes are present in person or by proxy. Shares that are voted "FOR", "AGAINST" or "WITHHELD" on a matter are treated as being present at the meeting for purposes of establishing a quorum and are also treated as votes cast by the common stock present in person or represented by proxy at the annual meeting and entitled to vote on the subject matter.

   The Company will count abstentions for purposes of determining both (i) the presence or absence of a quorum for the transaction of business and (ii) the total number of votes cast with respect to a proposal (other than the election of directors). As a result, abstentions will have the same effect as a vote against the proposal.

   Broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business. Broker non-votes will not be counted for purposes of determining the number of votes cast with respect to the particular proposal. Thus, a broker non-vote will not have any effect on the outcome of the voting on a proposal.

                     PROPOSAL ONE -- ELECTION OF DIRECTORS

   Our board of directors consists of seven directors, three of whom are standing for election: Anthony Castagna, Scott Whiteside and James Tananbaum. In addition to the three directors standing for election, we have two incumbent directors with terms expiring in 2002 and two incumbent directors with terms expiring in 2003. Our bylaws provide that the board of directors is divided into three classes, with each class to be as nearly equal in number as possible. There is no difference in the voting rights of the members of each class of directors. Each class of directors serves a term of office of three years, with the term of one class expiring at the annual meeting of stockholders in each successive year. There are no family relationships among any directors or executive officers of the Company, except that Evan Thornley, Chairman, Chief Executive Officer and a member of the board of directors, is married to Tracey Ellery, a member of the board of directors.

   The names, ages and principal occupations of the members of the board of directors as of April 15, 2001 are as follows:

   Name                     Age Position
   ----                     --- --------
   Evan Thornley...........  36 Chief Executive Officer and Chairman, LookSmart
   Tracey Ellery...........  38 Director, LookSmart
   Mariann Byerwalter (1)..  40 Special Advisor to the President of
                                 Stanford University
   Robert Ryan (2).........  52 Chairman, Entrepreneur America, LLC
   Anthony Castagna (1)      52 Director, GlobalGate LLC and Macquarie
    (2)....................      Technology Funds Management Pty Ltd.
   James Tananbaum (2).....  37 Managing Partner, Prospect Venture Partners
   Scott Whiteside (1).....  49 Chief Operating Officer, Cox Interactive Media,
                                 Inc.

--------
(1) Member of audit committee

(2) Member of compensation committee

   Unless marked otherwise, proxies received will be voted FOR the election of the three nominees named below. All of the nominees are presently directors of the Company whose terms will expire at the annual meeting. The proposed nominees are willing to be elected and to serve. If any nominee is unable or unwilling to serve as a director at the time of the annual meeting, the proxies may be voted either (i) for a substitute nominee who shall be designated by the proxy holders or by the incumbent board of directors to fill the vacancy or (ii) for the other nominees, leaving a vacancy. Alternatively, the size of the board of directors may be reduced accordingly. The board of directors has no reason to believe that any of the nominees will be unwilling or unable to serve if elected as a director. Such persons have been nominated to serve for three-year terms until the annual meeting of stockholders in 2004 or until their successors, if any, are elected or appointed.

Nominees for Election to the Board of Directors

   The nominees for election to the board of directors are Anthony Castagna, Scott Whiteside and James Tananbaum. The board of directors unanimously recommends that you vote for election of all nominees as directors.

   Anthony Castagna has served as one of our directors since March 1999. Dr. Castagna presently serves as a non-executive director of BT LookSmart, the joint venture between LookSmart and British Telecommunications, and as a non-executive director of Macquarie Technology Funds Management Pty Limited, an Australian venture capital fund. From 1994 to present, Dr. Castagna has served as an independent advisor to the Macquarie Technology Investment Banking Division of Macquarie Bank Limited, an investment banking company, and other technology-based companies in Australia, Asia and the United States. Dr. Castagna holds a Bachelor of Commerce degree from the University of Newcastle, Australia, and an M.B.A. and Ph.D. in finance from the University of New South Wales, Australia.

   Scott Whiteside has served as one of our directors since May 1998. Since August 1999, Mr. Whiteside has served as Chief Operating Officer of Cox Interactive Media, Inc., a wholly owned subsidiary of Cox Enterprises, Inc., a media conglomerate. From October 1995 to August 1999, Mr. Whiteside served as Director of Strategy and Technology/New Media at Cox Enterprises, Inc. From 1993 to 1995, Mr. Whiteside served as a Director of Strategic Development at Times Mirror Company, a publishing company. Mr. Whiteside holds a B.J. in journalism from the University of Missouri, an M.B.A. from Rockhurst College and a J.D. from Oklahoma University.

   James Tananbaum has served as one of our directors since May 2000. Dr. Tananbaum has served as Managing Partner of Prospect Venture Partners, a venture capital firm specializing in healthcare, since December 2000. He also serves as Vice-Chairman of the Harvard Medical School Advisory Council for Cell Biology and Pathology, is a founding member of the Harvard/MIT Health Sciences and Technology Advisory Group and a member of the board of directors of the California Healthcare Institute. From 1996 until December 2000, he founded and served as Chief Executive Officer of Advanced Medicine, a biotechnology company. From 1994 to 1996, he served as a Partner at Sierra Ventures, a venture capital firm. Dr. Tananbaum has also served as a founder and board member in healthcare companies including Geltex Pharmaceuticals, Intensiva Healthcare, and NovaMed Eyecare. He holds an M.D. from Harvard Medical School, an M.B.A. from Harvard Business School and B.S.E.E. and B.S. degrees from Yale University.

Incumbent Directors Whose Terms Continue After the Annual Meeting

   Biographical information is presented below for each person who is continuing as an incumbent director whose term expires at the annual meeting of stockholders in 2002:

   Evan Thornley co-founded LookSmart and has served as its Chairman and Chief Executive Officer and a director since July 1996. From July 1996 to June 1999, Mr. Thornley also served as President. From 1991 to 1996, Mr. Thornley was a consultant at McKinsey & Company, a global consulting company, in their New York, Kuala Lumpur and Melbourne offices. Mr. Thornley holds a Bachelor of Commerce and a Bachelor of Laws from the University of Melbourne, Australia. Mr. Thornley is married to Ms. Ellery.

   Tracey Ellery co-founded LookSmart and has served as a director since September 1997. Ms. Ellery served as President of LookSmart from June 1999 through March 2001 and Senior Vice President of Product from July 1996 to June 1999. From 1991 to 1994, Ms. Ellery was Chief Executive Officer of Student Services Australia, an Australian college publishing and retail company. Ms. Ellery studied drama and legal studies at Deakin University, Australia. Ms. Ellery is married to Mr. Thornley.

   Biographical information is presented below for each person who is continuing as an incumbent director whose term expires at the annual meeting of stockholders in 2003:

   Mariann Byerwalter has served as one of our directors since February 2000. Ms. Byerwalter has served as Special Advisor to the President of Stanford University since March 2001. From February 1996 through March 2001, Ms. Byerwalter served as Chief Financial Officer and Vice President of Business Affairs at Stanford University. Prior to that time, Ms. Byerwalter was Executive Vice President and Chief Financial Officer of Eureka Bank and Chief Operating Officer and Chief Financial Officer of America First Eureka Holdings. Ms. Byerwalter is a member of the board of directors of Redwood Trust, Inc. and SchwabFunds (a subsidiary of the Charles Schwab Co.), as well as several privately-held or non-profit institutions, including America First Companies, SRI International and Stanford Hospital and Clinics. Ms. Byerwalter holds a B.A. in economics and political science/public policy from Stanford University and an M.B.A. from Harvard University.

   Robert Ryan has served as one of our directors since May 1998. Since 1995, Mr. Ryan has served as Chairman of Entrepreneur America, LLC, a company devoting to mentoring high technology entrepreneurs. Mr. Ryan founded and served as Chief Executive Officer and Chairman of Ascend Communications, Inc., a networking company, from 1989 to 1995. Mr. Ryan holds a B.A. in mathematics from Cornell University and an M.A. in mathematics from the University of Wisconsin.

Board Committees and Meetings

   In March 1999, the board of directors established two standing committees: the audit committee and the compensation committee. Prior to that time, the functions of these two standing committees were performed by the board of directors. The Company does not have a nominating committee.

   Audit Committee. The audit committee recommends to the board of directors the selection of independent accountants, approves the nature and scope of services to be performed by the independent accountants and reviews the range of fees for such services, confers with the independent accountants and reviews the results of the annual audit, reviews with the independent accountants the Company's accounting and financial controls, and reviews policies and practices regarding compliance with laws and conflicts of interest. Prior to December 1999, the audit committee was composed of director Whiteside and former director Paul Riley. In December 1999, Mr. Riley resigned from the board of directors and was replaced in March 2000 with Ms. Byerwalter. Mr. Castagna was appointed as a member of the audit committee in June 2000. Currently, the audit committee consists of directors Byerwalter, Castagna and Whiteside, all of whom are "independent" directors as defined in Rule 4200(a)(14) of the National Association of Securities Dealers' listing standards. In 2000, the audit committee held three meetings. The charter of the audit committee is attached to this proxy statement as Exhibit A.

   Compensation Committee. The compensation committee is responsible for reviewing and recommending to the board of directors the timing and amount of compensation for the Chief Executive Officer and other key employees, including salaries, bonuses and other benefits. The compensation committee also is responsible for administering the Company's stock option and other equity-based incentive plans. From August 1999 to June 2000, the compensation committee consisted of directors Castagna and Ryan, both of whom are non-employee directors. Dr. Tananbaum, a non-employee director, was appointed as a member of the committee in June 2000. In 2000, the compensation committee held three meetings.

   In 2000, the board of directors held eight regular meetings and took action by written consent on eleven occasions. Each of the directors attended 75% or more of the aggregate of (i) the total number of meetings of the board of directors and (ii) the total number of meetings held by all committees of the board of directors on which he or she served (during the periods that he or she served).

Compensation of Directors

   Starting in February 2000, the board of directors resolved to provide for automatic grants of stock options under the 1998 Stock Option Plan as follows:
(i) new non-employee directors are automatically granted an option to purchase 50,000 shares of common stock upon joining the board of directors, and (ii) each year, non-employee directors are granted an option to purchase 20,000 shares of common stock, based upon the continued service of the director during the prior year. These stock options vest at a rate of 1/36th per month over the three years following the commencement of vesting, based on continued service as a director. Vesting accelerates 100% in the event of involuntary termination of the director's membership on the board of directors within twelve months after a change of control of the Company. In May 2000, the board of directors granted to Mariann Byerwalter an option to purchase 16,667 additional shares because the exercise price of her previous stock options was substantially higher than the then-current market price of the Company's common stock. Ms. Byerwalter surrendered those options as part of the repricing of stock options in March 2001. Directors received no other compensation for their services as directors in 2000, other than reimbursement of reasonable out-of-pocket expenses for attendance at board meetings.

Compensation Committee Interlocks and Insider Participation

   The compensation committee was established in March 1999. Prior to that time, the entire board of directors participated in compensation decisions. In particular, Mr. Thornley, the Chief Executive Officer and Chairman, actively participated in deliberations concerning executive officer compensation. The compensation committee currently consists of directors Castagna, Ryan and Tananbaum, none of whom is or has been an officer or employee of the Company. Mr. Thornley is not a member of the compensation committee and cannot vote on matters decided by the committee. He participates in compensation committee discussions regarding salaries and incentive compensation for all employees of and consultants to the Company, but Mr. Thornley is excluded from discussions regarding his own salary and incentive compensation.

   No interlocking relationship exists between the Company's board of directors or compensation committee and the board of directors or compensation committee of any other party, nor has such relationship existed in the past.

    PROPOSAL TWO -- RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

   Subject to the approval of stockholders, the board of directors has reappointed the firm of PricewaterhouseCoopers LLP, certified public accountants, as independent accountants of the Company for the current fiscal year. PricewaterhouseCoopers LLP has audited the financial statements of the Company and its subsidiaries for the fiscal year ended December 31, 2000. Representatives of PricewaterhouseCoopers LLP are expected to be present at the annual meeting, will have an opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions from stockholders.

   The board of directors recommends that you vote FOR ratification of the appointment of PricewaterhouseCoopers LLP.

           STOCK OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

   To the Company's knowledge, the following table sets forth the number of shares of LookSmart common stock beneficially owned as of April 15, 2001, by

    . each beneficial owner of 5% or more of the Company's outstanding common stock,

    . each of LookSmart's directors and nominees for director,

    . each of the named executive officers, and

    . all of LookSmart's directors, nominees for director and executive officers as a group.

   Except as otherwise indicated below and subject to applicable community property laws, each owner has sole voting and sole investment powers with respect to the stock issued. Beneficial ownership is determined in accordance with SEC regulations and generally includes voting or investment power with respect to securities. Beneficial ownership also includes securities issuable upon exercise of stock options or warrants exercisable within 60 days of April 15, 2001. Percentage ownership is based on 91,804,272 shares of common stock outstanding as of April 15, 2001. Stock options exercisable within 60 days of April 15, 2001 are deemed outstanding for computing the percentage of the person holding such options but are not deemed outstanding for computing the percentage of any other person. Unless otherwise indicated below, the address of the persons listed is c/o LookSmart, Ltd., 625 Second Street, San Francisco, CA 94107.

                                                        Shares      Percent
                                                     Beneficially Beneficially
Name and Address of Beneficial Owner                  Owned (1)      Owned
------------------------------------                 ------------ ------------
Five Percent Stockholders
Cox LOOK, Inc. (2)..................................  18,987,801      20.7%
 3773 Howard Hughes Pkwy., Suite 300N
 Las Vegas, NV 89109
The Reader's Digest Association, Inc. (3)...........   8,025,000       8.7
 Reader's Digest Road
 Pleasantville, NY 10570


Named Executive Officers and Directors
Evan Thornley (4)...................................  14,292,000      15.6
Tracey Ellery (4)...................................  14,292,000      15.6
Brian Cowley (5)....................................   1,044,773       1.1
Ned Brody (6).......................................     357,499         *
Richard Boulderstone................................     156,250         *
Chris Tucher (7)....................................     217,500         *
Mariann Byerwalter..................................      23,888         *
Anthony Castagna....................................       6,666         *
Robert Ryan (8).....................................     905,413         *
Scott Whiteside (9).................................  18,994,467      20.7
James Tananbaum.....................................      16,666         *
All current directors and executive officers as a
 group (10).........................................  16,142,690      17.6

--------
  * Less than 1%.

 (1) Includes shares that may be acquired by the exercise of stock options granted under the Company's stock option plans within 60 days after April 15, 2001. The number of shares subject to stock options exercisable within 60 days after April 15, 2001, for each listed person is shown below:

       Ned Brody........................................................ 303,125
       Richard Boulderstone............................................. 156,250
       Chris Tucher..................................................... 162,500
       Brian Cowley..................................................... 157,500
       Mariann Byerwalter...............................................  23,888
       Anthony Castagna.................................................   6,666
       Robert Ryan......................................................   6,666
       Scott Whiteside..................................................   6,666
       James Tananbaum..................................................  16,666
       All current directors and executive officers as a group.......... 501,773

 (2) Consists of (i) 1,500,000 shares of common stock issuable upon exercise of a warrant held by Cox Interactive Media, Inc., and (ii) 17,487,801 shares held by Cox LOOK, Inc., a wholly owned subsidiary of Cox Interactive Media.

 (3) Consists of shares held by Pegasus Finance Corp., a wholly owned subsidiary of The Reader's Digest Association, Inc.

 (4) Mr. Thornley and Ms. Ellery are husband and wife and, accordingly, each is the beneficial owner of shares held by the other. Mr. Thornley and Ms. Ellery each hold 1,100,000 shares in their own name and jointly hold 12,092,000 shares by trust.

 (5) Mr. Cowley resigned as Senior Vice President, Global Sales in January
     2001.

 (6) Mr. Brody resigned as Chief Financial Officer in March 2001.

 (7) Mr. Tucher resigned as Senior Vice President, Business Development in January 2001.

 (8) Includes 171,247 shares held by Entrepreneur America, LLC. Mr. Ryan is the founder and Chief Executive Officer of Entrepreneur America, LLC. Mr. Ryan disclaims beneficial ownership of the shares held by Entrepreneur America, LLC, except to the extent of his pro rata interest.

 (9) Includes (i) 1,500,000 shares of common stock issuable upon exercise of a warrant held by Cox Interactive Media, Inc., and (ii) 17,487,801 shares held by Cox LOOK, Inc., a wholly owned subsidiary of Cox Interactive Media. Mr. Whiteside is Chief Operating Officer of Cox Interactive Media, Inc., of which Cox LOOK, Inc. is a wholly owned subsidiary. Mr. Whiteside disclaims beneficial ownership of the shares held by Cox Interactive Media and Cox LOOK, Inc.

(10) Includes shares beneficially owned by the Company's current executive officers and directors, and does not include shares beneficially owned by named executive officers who are no longer employed at LookSmart.

                            EXECUTIVE COMPENSATION

Executive Officers

   Our executive officers, and their respective ages as of April 15, 2001, are as follows:

     Name                          Age Position
     ----                          --- --------
     Evan Thornley...............   36 Chief Executive Officer and Chairman
     Martha Clark................   47 Interim Chief Financial Officer and Vice
                                        President, Finance and Administration
     Brian Goler.................   29 Senior Vice President, Sales and
                                        Marketing
     Jim Kaufman.................   36 Senior Vice President, Business
                                        Development
     Kevin Berk..................   27 Senior Vice President, Product
     Robert Mally................   34 Vice President, Finance and Senior
                                        Controller
     Jason Kellerman.............   31 Vice President, International and CEO,
                                        LookSmart International Pty Ltd.
     Martin Roberts..............   40 Vice President, General Counsel and
                                        Secretary

   Evan Thornley co-founded LookSmart and has served as its Chairman and Chief Executive Officer and a director since July 1996. From July 1996 to June 1999, Mr. Thornley also served as President. From 1991 to 1996, Mr. Thornley was a consultant at McKinsey & Company, a global consulting company, in their New York, Kuala Lumpur and Melbourne offices. Mr. Thornley holds a Bachelor of Commerce and a Bachelor of Laws from the University of Melbourne, Australia. Mr. Thornley is married to Ms. Ellery, a member of our board of directors.

   Martha Clark has served as our interim Chief Financial Officer since March 2001 and our Vice President, Finance and Administration since January 2001. From May 1999 to January 2000, Ms. Clark served as our Vice President of Human Resources. From October 1998 to April 1999, Ms. Clark was a consultant. From January 1997 to October 1998, Ms. Clark was Senior Vice President and Human Resources Division Manager of Sumitomo Bank of California, a commercial bank. From August 1995 to January 1997, Ms. Clark was Director and co-founder of John Parry & Alexander, a human resources consulting company. Prior to 1995, Ms. Clark held various positions in investment banking, financial planning and analysis and strategy consulting. Ms. Clark holds a B.A. in economics from Wellesley College and an M.B.A. from Stanford University.

   Brian Goler has served as our Senior Vice President, Sales and Marketing since January 2001 and as our Vice President, Strategy since October 2000. From January 1999 through October 2000, Mr. Goler was the co-founder and Chief Executive Officer of Zeal Media, Inc., a community web directory company. From June 1996 through October 1998, he worked at CitySearch, Inc., an online community-based information service, most recently as a Director of Business Development. Prior to that time, he served as a Business Analyst at McKinsey & Company. Mr. Goler holds an A.B. in Chemistry from Harvard College and an M.Sc. in Economic History from the London School of Economics.

   Jim Kaufman has served as our Senior Vice President, Business Development since January 2001 and as our Vice President, Strategic Analysis since October 2000. From 1987 until September 2000, Mr. Kaufman served with Mercer Management Consulting, a management consulting firm, most recently as a Vice President with responsibility for business development and managing major accounts and account teams. Mr. Kaufman holds a B.A. in Economics from Williams College.

   Kevin Berk has served as our Senior Vice President, Product since January 2001 and as our Vice President, Community since October 2000. From January 1999 through October 2000, Mr. Berk was the co-founder and President of Zeal Media, Inc., a community web directory company. From October 1997 through November 1998, he served as Manager of Strategic Planning at Ticketmaster Online-City Search, an online ticket and community-based information service. From July 1996 through October 1997, he served as a Technology Analyst in the Corporate Strategic Planning Division of the Walt Disney Company. Mr. Berk holds a B.S. in Industrial Engineering from Stanford University.

   Robert Mally has served as our Vice President, Finance and Senior Controller since June 2000. From September 1999 through June 2000, Mr. Mally served as Senior Director of Corporate Financial Planning at Go.com/Disney Internet Group. From September 1997 through July 1999, he served as Director of Financial Planning and Analysis at BMG Direct/BMG Music Services, an operating unit of Bertelsmann, AG. Prior to that time, Mr. Mally served in the worldwide financial reporting and analysis division of Bertelsmann Entertainment's corporate offices. Mr. Mally holds a B.A. in Economics from the University of Maryland and an M.S.I.A. in Finance and Accounting from Carnegie Mellon University.

   Jason Kellerman has served as our Vice President, International and Chief Executive Officer of LookSmart International Pty Ltd., our Australian subsidiary, since September 2000. Mr. Kellerman served as Director of the revenue management team from May 1999 through August 2000 and as Director of the ecommerce group in March and April 1999. Prior to that time, he worked at Mercer Management Consulting from June 1990 to February 1999, most recently as a Principal. Mr. Kellerman holds a B.S.E. in Civil Engineering and Operations Research from Princeton University.

   Martin Roberts has served as our General Counsel since May 1999 and as a Vice President since February 2000. From April 1997 to May 1999, he served as Senior Counsel of The PMI Group, Inc., a provider of mortgage-related services. From September 1995 to April 1997, Mr. Roberts served as Senior Counsel of Fair, Isaac and Company, Inc., a risk assessment technology company. Prior to September 1995, Mr. Roberts was Managing Attorney at the Federal Deposit Insurance Corporation branch office in Los Angeles, California. Mr. Roberts holds a B.A. in English from the University of Virginia and a J.D. from the University of Alabama.

Summary Compensation Table

   The following table shows information concerning the compensation earned during each of the last three full fiscal years by our (i) Chief Executive Officer, and (ii) four other most highly compensated executive officers of the Company as of December 31, 2000. The persons listed below are referred to throughout this proxy statement as the "named executive officers."

                                                          Long-Term
                                                         Compensation
                                Annual Compensation         Awards
                              ----------------------- ------------------
                                         Other Annual                     All Other
Name and Principal                       Compensation  Number of Shares  Compensation
Position                 Year Salary ($)     ($)      Underlying Options    ($)(1)
------------------       ---- ---------- ------------ ------------------ ------------
Evan Thornley........... 2000  250,008         --              --              --
 Chief Executive
 Officer,                1999  212,328         --              --            8,408
 Chairman and Director   1998  137,136         --              --           36,928

Ned Brody (2)........... 2000  181,010         --          234,375           8,217
 Chief Financial Officer 1999  125,000         --              --            5,208
                         1998   10,417         --          750,000             --

Brian Cowley (3)........ 2000  225,000         --              --            8,438
 Senior Vice President,  1999  280,239         --              --           10,000
 Global Sales            1998  190,000         --              --            7,969

Richard Boulderstone
 (4).................... 2000  151,385      50,000         781,250          65,029
 Senior Vice President,  1999      --          --              --              --
 Engineering             1998      --          --              --              --

Chris Tucher (5)........ 2000  168,635         --              --            3,608
 Senior Vice President,  1999  120,000         --              --            3,470
 Business Development    1998   42,770         --          600,000             --

--------
(1) The amounts in this column for 2000 consist entirely of matching contributions made by the Company to the accounts of the named executive officers under the Company's 401(k) plan, except for a payment of

   $61,721 to Mr. Boulderstone in connection with his relocation to the San Francisco area. Under the 401(k) plan, matching contributions are 50% vested after the first year of employment and 100% vested after the second year of employment.

(2) Mr. Brody's employment with the Company began in November 1998 and ended in March 2001. Amounts shown for 1998 reflect compensation for services rendered for less than the full fiscal year in 1998.

(3) Mr. Cowley's employment with the Company ended in January 2001.

(4) Mr. Boulderstone's employment with the Company began in February 2000. Amounts shown for 2000 reflect compensation for services rendered for less than the full fiscal year in 2000.

(5) Mr. Tucher's employment with the Company began in August 1998 and ended in January 2001. Amounts shown for 1998 reflect compensation for services rendered for less than the full fiscal year in 1998.

Stock Option Grants in the Last Fiscal Year

   The following table sets forth information regarding stock options granted to the named executive officers in 2000 and the values of those options:

                                     Individual Grants
                         ------------------------------------------
                                                                     Potential Realizable
                                     Percent                        Value at Assumed Annual
                         Number of   of Total                         Rate of Stock Price
                         Securities  Options                        Appreciation for Option
                         Underlying Granted to Exercise                    Term ($)
                          Options   Employees    Price   Expiration -----------------------
Name                      Granted    in 2000   Per Share    Date        5%          10%
----                     ---------- ---------- --------- ---------- ----------- -----------
Ned Brody...............  150,000      1.8%     $43.00     3/27/10  $ 4,056,370 $10,279,639
                           37,500      0.5%      18.75     4/25/10      442,192   1,120,600
                           46,875      0.6%       6.16    10/25/10      181,484     459,917

Richard Boulderstone....  500,000      6.1%      39.00     2/24/10   12,263,445  31,077,978
                          125,000      1.5%      18.75     4/25/10    1,473,972   3,735,334
                          156,250      1.9%       6.16    10/25/10      604,947   1,533,056

   The amounts shown in the column entitled "Potential Realizable Value at Assumed Annual Rate of Stock Price Appreciation for Option Term" are based on the fair market value per share of common stock on the date of grant, compounded annually at 5% or 10% per annum over the 10-year term of the stock option, minus the exercise price per share, multiplied by the number of shares subject to the stock option. The real value of the options depends on the actual performance of the Company's stock during the applicable period. The use of this valuation method should not be construed as an endorsement of its accuracy in valuing LookSmart options or common stock.

   Stock options noted above are exercisable with respect to 25% of the shares on the first anniversary of the date of grant and become exercisable with respect to 1/48th of the shares on each month thereafter with full vesting occurring on the fourth anniversary of the grant. Vesting may be partially accelerated upon certain events relating to a change in control of the Company. Stock options granted in 2000 under the Amended and Restated 1998 Stock Plan generally: (i) expire after a term of ten years, (ii) terminate, with limited exercise provisions for a period of time, in the event of death, retirement or other termination of employment, and (iii) permit the optionee to pay the exercise price by delivery of cash or shares of the Company's common stock.

Aggregated Option Exercises and Fiscal Year-End Values

   The following table provides information concerning option exercises in 2000 and unexercised options held as of December 31, 2000 by the named executive officers. The amounts shown in the column entitled "Value Realized" are based on the market price of the purchased shares on the exercise date minus the exercise price of the option, multiplied by the number of shares subject to the option. The amounts shown in the columns entitled "Value of Unexercised In-the-Money Options at Fiscal Year End" are based on the closing sales price of the Company's common stock on the Nasdaq National Market on December 31, 2000 ($2.4375) minus the exercise price of the option, multiplied by the number of shares subject to the option.

                                                  Number of Securities
                                                 Underlying Unexercised     Value of Unexercised
                           Number                Options at Fiscal Year-    In-the-Money Options
                          of Shares                        End               at Fiscal Year-End
                          Acquired     Value    ------------------------- -------------------------
Name                     on Exercise  Realized  Exercisable Unexercisable Exercisable Unexercisable
----                     ----------- ---------- ----------- ------------- ----------- -------------
Ned Brody...............   332,375   $7,769,866    92,188      532,812      $70,963     $816,069
Brian Cowley............   112,500    3,812,837   112,500      146,250      273,150      355,095
Richard Boulderstone....        --           --        --      781,250           --           --
Chris Tucher............   225,000    7,445,473   125,000      250,000      290,100      580,200

Employment, Severance and Change of Control Agreements

   Employment Agreements. The Company generally has no written employment agreements governing the length of service of its executive officers, or any severance or change of control agreements, with its executive officers. Except as set forth below, each of its executive officers serves on an at-will basis.

   The Company has an employment agreement with Kevin Berk, its Senior Vice President, Product. The agreement provides for (i) a minimum annual base salary of $40,000 until March 31, 2001, $80,000 until September 30, 2001 and $140,000 starting on October 1, 2001, with annual reviews thereafter, (ii) a signing bonus of $80,000, payable within 30 days after October 27, 2000, (iii) a grant of 25,000 stock options, (iv) relocation benefits, and (v) severance payments equal to 12 months' salary and a pro-rated bonus in event of termination of employment without cause at any time prior to October 27, 2003.

   The Company has an employment agreement with Brian Goler, its Senior Vice President, Sales and Marketing. The agreement provides for (i) a minimum annual base salary of $40,000 until March 31, 2001, $80,000 until September 30, 2001 and $140,000 starting on October 1, 2001, with annual reviews thereafter, (ii) a signing bonus of $80,000, payable within 30 days after October 27, 2000, (iii) a grant of 25,000 stock options, (iv) relocation benefits, and (v) severance payments equal to 12 months' salary and a pro-rated bonus in event of termination of employment without cause at any time prior to October 27, 2003.

   Stock Options. Pursuant to individual stock option agreements with the Company, the stock options held by executive officers and directors are subject to accelerated vesting in the event of termination without cause following a change in control of the Company. In such event, the vesting of stock options will be accelerated in amounts between 25% and 100% of the shares subject to the stock option. A "change of control" is generally defined in the agreements as a merger or acquisition of the Company in which the stockholders of the Company prior to the transaction do not retain 50% of the voting securities of the surviving corporation or a sale of all or substantially all of the assets of the Company. Generally, under the stock option agreements, 25% of each option becomes exercisable on the first anniversary of the date of grant and 1/48th of the shares become exercisable each month thereafter, so that all options are vested after four years.

   Indemnity Agreements. The Company has entered into indemnity agreements with its directors and officers providing for indemnification of each director and officer against expenses incurred in connection with any action or investigation involving the director or officer by reason of his or her position with the Company (or with another entity at the Company's request). The directors and officers will also be indemnified for costs, including judgments, fines and penalties, indemnifiable under Delaware law or under the terms of any current or future liability insurance policy maintained by the Company that covers directors and officers. A director or officer involved in a derivative suit will be indemnified for expenses and amounts paid in settlement. Indemnification is dependent in each instance on the director or officer meeting the standards of conduct set forth in the indemnity agreements.

Certain Relationships and Related Transactions

   In June 2000, the Company loaned $400,000 to Richard Boulderstone, its Vice President, Engineering, in connection with the purchase of a personal residence. The loan bears no interest and is payable in full upon the earliest of 120 days after his resignation, 180 days after termination by the Company, or 30 days after the closing of the sale of the property which is collateral for the promissory note.

   In January 2001, the Company entered into a severance agreement and mutual release with Brian Cowley, its Senior Vice President, Global Sales, providing for: (i) continued payment of base salary through April 1, 2001, (ii) payment of a lump sum amount of $56,250, and (iii) continued vesting of stock options through April 1, 2001.

   In January 2001, the Company entered into a severance agreement and mutual release with Chris Tucher, its Senior Vice President, Business Development, providing for: (i) continued payment of base salary through April 1, 2001,
(ii) payment of a lump sum amount of $63,935, (iii) continued vesting of stock options through April 1, 2001, and (iv) continuation of benefits through April 1, 2001 and reimbursement for COBRA costs for three months thereafter.

   In March 2001, the Company entered into an agreement with Ned Brody, its Chief Financial Officer, providing for the acceleration of vesting of 187,500 stock options in connection with Mr. Brody's employment with the Company through March 31, 2001. Mr. Brody resigned effective as of March 31, 2001.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

   The compensation committee is composed of directors Castagna, Ryan and Tananbaum, none of whom is a current or former employee of the Company or its subsidiaries. The compensation committee develops and recommends to the board of directors the compensation policies of the Company. The compensation committee also administers the Company's compensation plans and recommends for approval by the board of directors the compensation to be paid to the Chief Executive Officer and, with the advice of the Chief Executive Officer, the compensation of the other executive officers of the Company.

General Compensation Policy

   The basic compensation philosophy of the compensation committee and the Company is to provide competitive salaries as well as competitive incentives to achieve superior financial performance. The Company's executive compensation policies are designed to achieve four primary objectives:

    . Attract and retain well-qualified executives who will lead the Company and achieve and inspire superior performance;

    . Provide incentives for achievement of specific short-term individual, business unit and corporate goals;

    . Provide incentives for achievement of longer-term financial goals;
      and

    . Align the interests of management with those of the stockholders to encourage achievement of continuing increases in stockholder value.

   Executive compensation at LookSmart consists primarily of the following components:

    . base salary and benefits;

    . amounts paid, if any, under individual-specific discretionary bonus plans designed to encourage achievement of individual goals; and

    . participation in the Company's stock option and equity-based incentive plans.

Each component of compensation is designed to accomplish one or more of the four compensation objectives described above.

   The participation of specific executive officers and other key employees in the stock option and equity-based incentive plans of the Company is recommended by management and all recommendations (including the level of participation) are reviewed, modified (to the extent appropriate) and approved by the compensation committee. Senior executive officers are normally eligible to receive a greater percentage of their potential compensation in the form of awards under these incentive plans to reflect the compensation committee's belief that the percentage of an executive's total compensation that is "at risk" should increase as the executive's corporate responsibilities and ability to influence profits increase.

Base Salary

   To attract and retain well-qualified executives, it is the compensation committee's policy to establish base salaries and provide benefit packages at levels that have been confirmed to be competitive. Base salaries of senior executives are determined by the compensation committee by comparing each executive's position with similar positions in companies of similar type, size and financial performance. In making that comparison, the compensation committee uses independent surveys of companies of a comparable stage of development. Included in the survey are some, but not all, of the companies included in the J.P. Morgan H&Q Internet 100 Index, with the primary focus on Internet companies at a similar stage in the San Francisco Bay Area which may compete for the same pool of employees. In general, the compensation committee has targeted salaries to be at the median to slightly below the median percentile of base salaries paid for comparable positions by companies included in the surveys. Other factors considered by the compensation committee are the executive's performance, the executive's current compensation and the Company's or the applicable business unit's performance (determined by reference to revenues, costs and other quantitative measures of performance). Although the compensation committee does not give specific weight to any particular factor, the most weight is given to the executive's performance (in determining whether to adjust above or below the current salary level), and a significant but lesser weight is generally given to the comparative salary levels in the industry.

   In general, base salaries for the Company's executive officers during 2000 were near the median of salaries paid by companies included in the surveys. The 2000 average base salary of senior executives increased over the previous year's level as a result of a combination of factors, including improved individual performance, improved or continued excellent performance by the applicable business unit and Company, promotions and increased responsibilities.

Stock-Based Incentive Compensation

   Awards under the Company's stock option and employee stock purchase plans are designed to encourage long-term investment in the Company by participating executives, more closely align executive and stockholder interests and reward executives and other key employees for building stockholder value. The compensation committee believes stock ownership by management has been demonstrated to be beneficial to all stockholders. Periodic grants of stock options are generally made annually to all eligible employees based on performance, with additional grants made to certain employees following a significant change in job responsibility.

   Under the Company's stock option plan, the compensation committee may grant to executives and other key employees options to purchase shares of stock. The compensation committee reviews, modifies (to the extent appropriate) and takes action on the amount, timing, price and other terms of all options granted to employees of the Company. The compensation committee grants both incentive stock options and nonqualified options within the meaning of the Internal Revenue Code. A majority of the options granted have been incentive stock options with an exercise price equal to the closing price of LookSmart common stock on the last trading day before the grant. Under the terms and conditions of the plan, the compensation committee may, however, grant nonqualified options with an exercise price above or below the market price on the date of grant.

   In determining the number of stock options to be awarded to an executive, the compensation committee generally takes into consideration the levels of responsibility and compensation practices of similar companies. The compensation committee also considers the recommendations of management, the individual performance of the executive and the number of shares previously awarded to the executive. As a general practice, the number of options granted increases in proportion to each executive's responsibilities.

Chief Executive Officer Compensation

   Mr. Thornley's compensation in 2000 is consistent with the compensation policy of LookSmart described above and the compensation committee's evaluation of his overall leadership and management of the Company. In setting Mr. Thornley's 2000 base salary and total annual cash compensation, the compensation committee compared Mr. Thornley's cash compensation with that of chief executive officers in a group of companies of similar general type and size. In May 1999, the board of directors approved an increase to Mr. Thornley's salary from $140,000 to $250,000, primarily due to the performance of the Company during the past several years, which the compensation committee believed was significantly due to his leadership. The compensation committee may recommend, and the board of directors may approve, an adjustment to Mr. Thornley's salary in 2001.

   Mr. Thornley has none of his total compensation "at risk" because none of his potential compensation is based upon the stock option plan described above. Mr. Thornley's equity position in the Company consists entirely of common stock beneficially owned by him and his wife, Ms. Ellery, none of which is subject to vesting. Mr. Thornley and Ms. Ellery do not hold stock options in LookSmart.

Compliance with Internal Revenue Code Section 162(m)

   Section 162(m) of the Internal Revenue Code provides that a company may not deduct compensation paid to certain executive officers in excess of $1,000,000 per officer in any one year, except for "performance-based" compensation. The cash compensation paid to the Company's executive officers in 2000 did not exceed the $1,000,000 limit per officer, nor is the cash compensation to be paid to executive officers in 2001 expected to reach that level. Because it is very unlikely that the cash compensation payable to any of the Company's executive officers in the foreseeable future will approach the $1,000,000 limitation, the compensation committee has decided not to take any action at this time to limit or restructure the elements of cash compensation payable to the Company's executive officers. The compensation committee will reconsider this decision should the individual compensation of any executive officer ever approach the $1,000,000 level.

   The foregoing report has been submitted by the undersigned in our capacity as members of the compensation committee of the Company's board of directors.

                                          Respectfully submitted,

                                          Anthony Castagna
                                          Robert Ryan
                                          James Tananbaum

                            STOCK PERFORMANCE GRAPH

   The following graph compares the cumulative total stockholder return on LookSmart common stock to the Nasdaq Stock Market (U.S.) Index and the JP Morgan H&Q Internet 100 Index. The graph covers the period from August 20, 1999, the first trading date of LookSmart's common stock, to December 31, 2000. The graph assumes that $100 was invested on August 20, 1999 in LookSmart common stock and in each index, and that all dividends were reinvested. LookSmart has not paid or declared any cash dividends on its common stock. Stockholder returns over the indicated period should not be considered indicative of future stockholder returns.

                COMPARISON OF 16 MONTH CUMULATIVE TOTAL RETURN*
          AMONG LOOKSMART, LTD., THE NASDAQ STOCK MARKET (U.S.) INDEX
                   AND THE JP MORGAN H&Q INTERNET 100 INDEX
                       [PERFORMANCE GRAPH APPEARS HERE]
--------
* $100 invested on August 20, 1999 in stock or index, including reinvestment of dividends. Fiscal year ending December 31.

   The dollar values for total stockholder return plotted in the graph above are shown in the table below:

                                                                     JP Morgan
                                                      Nasdaq Stock  H&Q Internet
     Period                                 LookSmart Market (U.S.)  100 Index
     ------                                 --------- ------------- ------------
     August 20, 1999 (inception)...........  $100.00     $100.00      $100.00
     September 30, 1999....................   198.44      103.57       114.76
     December 31, 1999.....................   225.00      153.41       222.16
     March 31, 2000........................   366.67      172.20       232.04
     June 30, 2000.........................   154.17      149.72       172.14
     September 30, 2000....................    93.23      137.78       165.60
     December 31, 2000.....................    20.32       92.32        85.48

   The preceding stock performance graph and the Compensation Committee Report are not considered proxy solicitation materials and are not deemed filed with the SEC. Notwithstanding anything to the contrary set forth in any of LookSmart's previous filings made under the Securities Act of 1933 or the Securities Exchange Act of 1934 that incorporate future filings made by the Company under those statutes, neither the above stock performance graph nor the Compensation Committee Report is to be incorporated by reference into any prior filings, nor shall the graph or report be incorporated by reference into any future filings made by the Company under those statutes.

                         REPORT OF THE AUDIT COMMITTEE

   The audit committee is composed of directors Byerwalter, Castagna and Whiteside. The audit committee assists the board of directors in monitoring the integrity of LookSmart's financial statements, LookSmart's compliance with legal requirements and LookSmart's internal and external auditors. The board of directors has adopted a charter for the audit committee, a copy of which is attached as Exhibit A to this proxy statement.

   The audit committee has reviewed and discussed LookSmart's audited consolidated balance sheets as of December 31, 2000 and 1999 and consolidated statements of income, cash flows and stockholders' equity for the three years ended December 31, 2000 with LookSmart's management. The audit committee has discussed with PricewaterhouseCoopers LLP, LookSmart's independent auditors, the matters required to be discussed by Statement of Auditing Standards No. 61 (concerning the accounting methods used in the financial statements).

   The audit committee has also received and reviewed written disclosures and the letter from PricewaterhouseCoopers LLP required by Independent Standards Board No. 1 (concerning matters that may affect an auditor's independence) and has discussed with PricewaterhouseCoopers LLP their independence. The audit committee has considered whether the provision of non-audit services is compatible with maintaining the independence of our principal accountants. Based on the foregoing review and discussions, the audit committee recommended to the board of directors that the audited financial statements be included in LookSmart's Annual Report on Form 10-K for the year ended December 31, 2000 for filing with the SEC.

                                          AUDIT COMMITTEE

                                          Mariann Byerwalter
                                          Anthony Castagna
                                          Scott Whiteside

                        INDEPENDENT PUBLIC ACCOUNTANTS

   The board of directors has appointed PricewaterhouseCoopers LLP to examine the financial statements of LookSmart for the fiscal year 2001. In addition to audit services, PricewaterhouseCoopers LLP also provided certain non-audit services to LookSmart in 2000. The audit committee has considered whether the provision of these additional services is compatible with maintaining the independence of PricewaterhouseCoopers LLP. The following table sets forth the fees incurred by LookSmart for the services of PricewaterhouseCoopers LLP in 2000.

                 Audit
                 Fees      All Other Fees
                 -----     --------------
                 $262,000     $225,100

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

   Section 16(a) of the Securities Exchange Act of 1934 requires LookSmart's directors, officers and persons who beneficially own more than 10% of the outstanding shares of common stock to file with the SEC initial reports of ownership and reports of changes in ownership. Directors, officers and 10% stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) reports they file.

   To the Company's knowledge, based solely on review of the reports the Company has received, or written representations that no other reports were required for those persons, the Company believes that its officers and directors complied with all applicable filing requirements applicable to fiscal 2000, except that (i) the Form 3 (initial statement of ownership) for Mariann Byerwalter, a director of the Company, was filed late and (ii) the Form 4 (monthly reporting) in connection with the exercise of 114,375 stock options in October 2000 by Ned Brody, the former Chief Financial Officer, was filed late.

                             STOCKHOLDER PROPOSALS

   All stockholder proposals intended to be presented at the annual meeting of stockholders in 2002 and included in the Company's proxy statement and form of proxy relating to that meeting must be presented to the Company by January 1, 2002. Stockholder proposals intended for consideration for inclusion in the Company's proxy statement and form of proxy relating to that meeting should be made in accordance with SEC Rule 14a-8. All other stockholder proposals that are intended to be presented at the annual meeting of stockholders in 2002 must be presented to the Company by April 10, 2002, or will be considered untimely. Stockholder proposals should be addressed to the attention of the Company's Secretary, 625 Second Street, San Francisco, California 94107.

                            SOLICITATION OF PROXIES

   Solicitation of proxies will be made initially by mail. In addition, directors, officers and employees of the Company and its subsidiaries may solicit proxies by telephone or facsimile or personally without additional compensation. Proxies may be solicited by nominees and other fiduciaries who may mail materials to or otherwise communicate with the beneficial owners of shares held by them. The Company will bear all costs of solicitation of proxies, including the charges and expenses of brokerage firms, banks, trustees or other nominees for forwarding proxy materials to beneficial owners.

                          ANNUAL REPORT ON FORM 10-K

   A copy of LookSmart's annual report for the year ended December 31, 2000 accompanies this proxy statement. An additional copy will be furnished without charge to beneficial stockholders or stockholders of record upon request to LookSmart Investor Relations, 625 Second Street, San Francisco, CA 94107, or by calling (415) 348-7000.

                                                                      Exhibit A

                        CHARTER FOR THE AUDIT COMMITTEE
                           OF THE BOARD OF DIRECTORS
                              OF LOOKSMART, LTD.

PURPOSE:

   The Audit Committee will make such examinations as are necessary to monitor the corporate financial reporting and the internal and external audits of LookSmart, Ltd. (the "Company"), to provide to the Board of Directors the results of its examinations and recommendations derived therefrom, to outline to the Board improvements made, or to be made, in internal accounting controls, to nominate independent auditors, and to provide to the Board such additional information and materials as it may deem necessary to make the Board aware of significant financial matters that require Board attention.

   In addition, the Audit Committee will undertake those specific duties and responsibilities listed below and such other duties as the Board of Directors from time to time prescribe.

MEMBERSHIP:

   The Audit Committee will consist of at least three (3) non-employee members of the Board. The members of the Audit Committee will be appointed by and will serve at the discretion of the Board of Directors.

RESPONSIBILITIES:

   The responsibilities of the Audit Committee shall include:

   1. Reviewing on a continuing basis the adequacy of the Company's system of internal controls;

   2. Reviewing on a continuing basis the activities, organizational structure and qualifications of the Company's internal audit function;

   3. Reviewing the independent auditors' proposed audit scope and approach;

   4. Conducting a post-audit review of the financial statements and audit findings, including any significant suggestions for improvements provided to management by the independent auditors;

   5. Reviewing the performance of the independent auditors;

   6. Recommending the appointment of independent auditors to the Board of Directors;

   7. Reviewing fee arrangements with the independent auditors;

   8. Reviewing management's monitoring of compliance with the Company's standards of business conduct and with the Foreign Corrupt Practices Act;

   9. Reviewing, in conjunction with counsel, any legal matters that could have a significant impact on the Company's financial statements;

   10. Providing oversight and review of the Company's asset management policies, including an annual review of the Company's investment policies and performance for cash and short-term investments;

   11. If necessary, instituting special investigations and, if appropriate, hiring special counsel or experts to assist therewith;

   12. Reviewing related party transactions for potential conflicts of interest;

   13. Providing oversight of the independence of the independent auditors and ensuring that the Company annually receives from the independent auditors a formal written statement delineating all relationships between the company and the independent auditors;

   14. Performing other oversight functions as requested by the full Board of Directors.

   In addition to the above responsibilities, the Audit Committee will undertake such other duties as the Board of Directors delegates to it, and will report, at least annually, to the Board regarding the Committee's examinations and recommendations.

MEETINGS:

   The Audit Committee may establish its own schedule which it will provide to the Board of Directors in advance. The Audit Committee will meet separately with the Chief Executive Officer and separately with the Chief Financial Officer of the Company at least annually to review the financial affairs of the Company. The Audit Committee will meet with the independent auditors of the Company, at such times as it deems appropriate, to review the independent auditor's examination and management report.

REPORTS:

   The Audit Committee will record its summaries of recommendations to the Board in written form which will be incorporated as a part of the minutes of the Board of Directors meeting at which those recommendations are presented.

MINUTES:

   The Audit Committee will maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board of Directors.

PROXY                                                                    PROXY

                               LOOKSMART, LTD.

                                COMMON STOCK
                ANNUAL MEETING OF STOCKHOLDERS, JUNE 12, 2001
                    THIS PROXY IS SOLICITED ON BEHALF OF
                  THE BOARD OF DIRECTORS OF LOOKSMART, LTD.

The undersigned revokes all previous proxies, acknowledges receipt of the Notice of the Annual Meeting of Stockholders to be held June 12, 2001 and the Proxy Statement, and appoints Evan Thornley and Martin Roberts, and each of them, the Proxy of the undersigned, with full power of substitution, to vote all shares of common stock of LookSmart, Ltd. (the "Company") which the undersigned is entitled to vote, either on his or her own behalf or on behalf of any entities, at the Annual Meeting of Stockholders of the Company to be held at the Company's headquarters at 625 Second Street, San Francisco, California 94107, on June 12, 2001 at 10:00 a.m. Pacific Time, and at any adjournments or postponements thereof, with the same force and effect as the undersigned might or could do if personally present thereat. The shares represented by this Proxy shall be voted in the manner set forth below and on the reverse side.

    (Continued, and to be marked, dated and signed, on the reverse side)

                        V   FOLD AND DETACH HERE   V

                                                               Please mark [X]
                                                                your votes
                                                                as in this
                                                                   example.

                                FOR ALL
                               NOMINEES    WITHHOLD
                               EXCEPT AS   AUTHORITY
                              NOTED BELOW   TO VOTE                                       FOR   AGAINST  ABSTAIN
1.  To elect three directors      [_]         [_]      2.  To ratify the appointment of   [_]     [_]      [_]
    to serve on the Company's                              PricewaterhouseCoopers LLP
    Board of Directors until                               as independent auditors of
    the Annual Meeting of                                  the Company for the fiscal
    Stockholders in 2004 or                                year ending December 31,
    until their successors are                             2001.
    duly elected and qualified:
                                                       3.  In accordance with the
    Anthony Castagna,                                      discretion of the proxy
    James Tananbaum and                                    holders, to act upon all
    Scott Whiteside.                                       matters incident to the
                                                           conduct of the meeting and
                                                           upon such other matters as
                                                           may properly come before
                                                           the meeting.

                                                                        The Board of Directors recommends a vote IN FAVOR OF the
                                                                        directors listed above and a vote IN FAVOR OF each of the
                                                                        listed proposals. This Proxy, when properly executed, will be voted as specified above. IF NO SPECIFICATION IS MADE,
                                                                        THIS PROXY WILL BE VOTED IN FAVOR OF THE ELECTION OF THE
                                                                        DIRECTORS LISTED ABOVE AND IN FAVOR OF THE OTHER PROPOSALS.

(Print name(s) on certificate) _____________________ Please sign your name(s) (Authorized Signature(s)) _______________ Date: _____
Pease print the name(s) appearing on each share certificate(s) over which you have voting authority.

                         V   FOLD AND DETACH HERE   V